UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2014, the Board of Directors (the “Board”) of the Tennessee Valley Authority (“TVA”) established performance measures for the Corporate Multiplier under the Winning Performance Team Incentive Plan (“WPTIP”) and Executive Annual Incentive Plan (“EAIP”) for FY 2015 and established Executive Long-Term Incentive Plan (“ELTIP”) performance measures for the FY 2015-2017 performance cycle.

Corporate Multiplier

The Board approved the following performance measures for the Corporate Multiplier for FY 2015: (1) Safety, (2) Total Financing Obligations Plus Liabilities, (3) Operating Cash Flow, (4) Net Income, (5) Jobs Created and Retained, and (6) Board Level Significant Events. These measures are described in more detail in the table below:

Performance Measure	Description	Target
Safety	The number of recordable injuries per 200,000 employee-hours worked by TVA employees and contractors filling TVA positions (excluding hearing events)	Incident-Free Environment
Total Financing Obligations Plus Liabilities	The total amount of all statutory debt and other financing obligations less contributions to unfunded liabilities	FY 2015 Business Plan
Operating Cash Flow	Net cash provided by operating activities as shown on TVA’s Consolidated Statements of Cash Flows	FY 2015 Business Plan
Net Income	Net income as shown on TVA’s Consolidated Statements of Operations	FY 2015 Business Plan
Jobs Created and Retained	The number of new or retained jobs in TVA’s service area which TVA assisted in creating or retaining	52,000
Board Level Significant Events	Items (both favorable and unfavorable) that the Board deems materially significant and that affect TVA’s reputation, organizational health, or the public at large	Zero

The Board and the Chief Executive Officer (“CEO”) will jointly assess TVA’s performance and determine the final Corporate Multiplier, which will range between 0 and 1.0, after the end of FY 2015. The Corporate Multiplier will then be multiplied by the performance results for each set of strategic business unit (“SBU”) and business unit (“BU”) goals, which will range from 0% to 150%, to determine the incentive award payouts for participants under the WPTIP and EAIP. The CEO will set and approve the performance measures and goals for each SBU and BU for FY 2015. The CEO retains authority to modify the individual incentive awards under the EAIP based on subjective assessment of individual performance during the year.

Establishment of ELTIP Performance Measures for the FY 2015-2017 Performance Cycle

The Board approved ELTIP performance measures for the FY 2015-2017 performance cycle. These performance measures, along with their associated weights and goals, are as follows:

FY 2015-2017 ELTIP Performance Cycle

Performance Measure	Weight	Threshold (50%)	Target (100%)	Maximum (150%)
Wholesale Rate Excluding Fuel(1)	40%	Target + 2%	FY 2014 Business Plan (for FY 2015 and FY 2016) FY 2015 Business Plan (for FY 2017)	Target - 2%
System Reliability(2) Load Not Served	30%	99.999% reliability	Top quartile	Better than top quartile
Responsibility External Measures(3)	30%	79.8	87.7	94.9

Notes
(1) The Wholesale Rate Excluding Fuel measure represents TVA’s electric sales revenue excluding fuel divided by electric power sales. For the FY 2015-2017 ELTIP performance cycle, the Wholesale Rate Excluding Fuel measure will be calculated using an average of the FY 2015, FY 2016, and FY 2017 results.
(2) Load Not Served is equal to the product of (i) the percentage of total load not served and (ii) the number of minutes in the period (excluding events during declared major storms and including distributor provided load not served estimates for distributor connection point interruptions caused by TVA). For the FY 2015-2017 ELTIP performance cycle, the Load Not Served measure will be calculated using an average of the FY 2015, FY 2016, and FY 2017 results.
(3) For the FY 2015-2017 ELTIP performance cycle, the External Measures metric will be calculated using an average of the FY 2015, FY 2016, and FY 2017 results, except for the External Performance Indicators for the TVA Nuclear Fleet, which will be based only on FY 2017 results. The External Measures metric will be based on the following measures:

Performance Measure	Weight	Threshold	Target	Maximum
External Performance Indicators for the TVA Nuclear Fleet	25%	87.3	90.3	93.3
Media Tone	25%	82.7	86.7	87.7
Stakeholder Survey	10%	81.5	82.3	83.2
Customer Loyalty	10%	51.3	52.3	53.3
Board Level Significant Events	30%	Two Unfavorable (80)	Zero (100)	Two Favorable (120)
Composite Result		79.8	87.7	94.9

Item 8.01 Other Events

On August 21, 2014, the Board amended Section 1.7 of TVA’s Bylaws to provide that the Chair of the audit committee shall preside at Board meetings in the absence of the Chairman of the Board.

Section 1.7 previously read as follows:

Meetings of the Board of Directors shall be presided over by the Chairman of the Board. If the Chairman is unable to preside at a meeting of the Board, the Chairman shall designate a member of the Board to preside in his or her absence; provided that, in the absence of such a designation, the Chairman of the audit committee shall preside in the absence of the Chairman of the Board.

Section 1.7 now reads as follows:

The Meetings of the Board of Directors shall be presided over by the Chairman of the Board. In the absence of the Chairman at a meeting of the Board, the Chair of the audit committee shall preside.

A copy of the Bylaws marked to reflect this amendment is filed as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
3.1	TVA’s Bylaws adopted by the Board on May 18, 2006, as amended on April 3, 2008, May 19, 2008, June 10, 2010, February 13, 2014, and August 21, 2014 (marked to reflect the August 21, 2014 amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: August 26, 2014	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

This exhibit is filed pursuant to Item 8.01 hereof.

Exhibit No.	Description of Exhibit
3.1	TVA’s Bylaws adopted by the Board on May 18, 2006, as amended on April 3, 2008, May 19, 2008, June 10, 2010, February 13, 2014, and August 21, 2014 (marked to reflect the August 21, 2014 amendment)